ARTICLES OF INCORPORATION
                                       OF
                             NewBridge Capital Inc.
                                    * * * * *

     FIRST: The name of the corporation is NewBridge Capital Inc.

     SECOND: Its registered office in the State of Nevada is located at 4001 South Decatur Blvd., Las Vegas, Nevada 89103. The name of its resident agent at that address is Fred Graves Luke.

     THIRD: The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is One Hundred Million (100,000,000) of which Seventy Five Million (75,000,000) shares will be designated $.001 par value common stock ("Common Stock"), and Twenty Five Million (25,000,000) shares shall be designated $.001 par value preferred stock ("Preferred Stock"). Without further authorization from the shareholders, the Board of Directors shall have the authority to divide the Common Stock into separate classes or series with such designations, preferences or other special rights, or qualifications, limitations or restrictions thereof prior to issuance of the shares of such series or class of Common Stock, and to forward or reverse split or divide into separate classes or series such ssues shares of Common Stock without affecting the total number of shares of Common Stock authorized hereby, and, further, to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval of the corporation's shareholders, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Common Stock or Preferred Stock shall be paid;

the rights, if any, of the holders of such class or series of the Common Stock or Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such class or series of Common Stock or Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversion or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such class or series of Common Stock or Preferred Stock may be redeemed; the rights of the holders of shares of such class or series of Common Stock or Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such class or series of Common Stock or Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not above the number of shares of that class or series then authorized.

     FOURTH: The governing Board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation. The name and address of the first Board of Directors, which shall be one (1) in number, is as follows:

        NAME                            ADDRESS
        Fred G. Luke                    4695 MacArthur Court, Suite 530
                                        Newport Beach, California 92660

     FIFTH: The name and address of the incorporator signing the Articles of Incorporation is as follows:

        NAME                            ADDRESS
        Fred G. Luke                    4695 MacArthur Court, Suite 530
                                        Newport Beach, California 92660

     SIXTH: To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

     SEVENTH: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

     EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The Board of Directors shall have power without the assent or vote of the stockholders:

          (a) To make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount of capital or shares of the Corporation's capital stock to be reserved or issued for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     (2) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     (4) The holders of one-third of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders.

     (5) Cumulative voting by the shareholders of this Corporation shall not be permitted in any election of directors.

     IN WITNESS WHEREOF, the undersigned, Fred G. Luke, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true; and accordingly I have hereunto set my hand this 15th day of July, 1999.


                                     /s/ Fred G. Luke
                                         Fred G. Luke, President/Secretary

STATE OF CALIFORNIA                 )
                                    )
COUNTY OF ORANGE                    )



     I, Joni M. Sand , Notary Public hereby certify that on the 15th day of July, 1999, personally appeared before me Fred G. Luke, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statement therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 15th day of July, 1999.

     My commission expires October 29, 2001 .





                                        /s/ Joni M. Sand
                                            Notary Public





                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                                BY RESIDENT AGENT

     I, Fred Graves Luke, hereby accept the appointment as Resident Agent of the above-named corporation.



DATE:                    July 15, 1999
          /s/ Fred G. Luke
              Fred Graves Luke